Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
May 26, 2010	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

The Palmetto Bank to Raise $100 Million in Capital

CapGen Financial Partners to Invest $55 Million Along With Other Institutional Investors

Greenville, S.C. – Palmetto Bancshares, Inc., a bank holding company whose principal banking subsidiary is The Palmetto Bank, announced today that it has entered into a stock purchase agreement with CapGen Financial Partners. Pursuant to the agreement, a CapGen affiliate intends to invest $55 million in the Company’s common stock in a private placement as part of an expected aggregate $100 million private placement to institutional investors. CapGen intends to purchase shares of Company common stock at $2.60 per share.

The consummation of the private placement is subject to a number of conditions, including the Company obtaining additional capital commitments for an additional $45 million to purchase additional shares of the Company’s common stock at the same price per share from other institutional investors, approval by the Company’s shareholders of a proposal to increase the number of authorized shares of common stock, and the investors receiving the necessary bank regulatory approvals and determinations. At this time, the Company has received non-binding commitments from other potential institutional investors in excess of the remaining $45 million expected to be raised. Under the stock purchase agreement, the Company also is permitted to conduct a $10 million follow on offering after the closing of the private placement that would allow current shareholders to purchase common stock at the same purchase price per share as the institutional investors.

“We are excited to be partnering with CapGen who is widely respected for their banking expertise,” said Samuel L. Erwin, Chief Executive Officer. Erwin continued, “When we adopted our Strategic Project Plan in June 2009, we began plans to raise additional capital given the losses incurred on our loan portfolio which resulted from the extended recession of the past two years. We expect that raising capital, combined with an improving economy, will accelerate our road to recovery and return to profitability in the post-recession environment.”

In response to the extended recession and the impact on the Company’s financial results, the Company has been executing a comprehensive Strategic Project Plan to strengthen key areas of the Company. L. Leon Patterson, Chairman of the Board, added, “Like many other banks, we have spent considerable time over the past twelve months addressing the issues we face from the challenging economic environment. These continue to be trying times in the banking industry, and we appreciate the loyal support of our shareholders and customers. We have made significant progress on our efforts to ‘reinvent The Palmetto Bank’ to adapt to the rapidly changing financial services industry.”

The Company expects to use the net proceeds from the private placement primarily to contribute capital to The Palmetto Bank. The capital contribution to the Bank will result in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as “well capitalized”.

The stock purchase agreement was unanimously approved by the Company’s Board of Directors. As a result of the private placement, the Company’s annual meeting of shareholders scheduled for June 22, 2010 will be rescheduled to a later date and the proxy statement for the meeting will be mailed to shareholders prior to the meeting. Each of the Company’s directors and executive officers has agreed to vote his or her shares in favor of the matters to be voted upon in connection with the private placement. The Company also plans to include in the proxy statement the slate of directors proposed for election.

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. The Company has agreed to file a registration statement with the SEC to cover resale of the securities described above. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transactions contemplated herein. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement filed with the SEC on April 30, 2010. The proxy statement related to the private placement described herein will contain important additional information about the Company and related matters, including the current common stock holdings of the Company’s officers and directors. Shareholders are urged to read the proxy statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.

About The Palmetto Bank

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 103-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.3 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the Company’s web site at www.palmettobank.com.

About CapGen Financial Partners

CapGen is a private equity firm that invests in financial services businesses with a particular focus on community and regional financial institutions, specialty finance and related services. CapGen seeks to invest in high quality medium-sized financial services related businesses. These may include banks, finance and leasing companies. Potential portfolio companies may be privately owned, publicly held or divisions of large institutions subject to divesture.

CapGen generally focuses its investments on companies which already have demonstrated the viability of their businesses. Therefore, CapGen specializes in providing long-term capital for recapitalizations, management led buyouts, and expansion capital for growth opportunities.

The New York-based firm was founded by Eugene Ludwig, who previously served as U.S. Comptroller of the Currency and Vice Chairman of Bankers Trust / Deutsche Bank. Additional information may be found at CapGen’s web site at www.capgen.com.

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Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) the risk that the closing conditions to the stock purchase agreement may not be satisfied and that the private placement may not close; (3) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company; and (4) actions taken by banking regulatory agencies related to the banking industry in general and the Company specifically. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.